UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 08, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49697 (Commission File Number)	06-1449146 (IRS Employer Identification No.)

8909 Purdue Road Suite 300 Indianapolis, IN 46268 (Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Republic Airline, Inc. (“Airline”), a wholly-owned subsidiary of Republic Airways Holdings Inc. (the “Company”), entered into a fixed-fee Jet Service Agreement with US Airways, Inc. (“Airways”) as of September 2, 2005 (the “Agreement”). The term of the Agreement commenced on September 4, 2005, and subject to certain termination rights provided in the Agreement, will end on September 4, 2015. Pursuant to the terms of the Agreement, Airline will operate for Airways 28 EMB 170 aircraft. Three of these aircraft have been acquired by the Company and the remaining aircraft will be acquired by the Company from, or on behalf of, Airways pursuant to the terms of the previously disclosed Investment Agreement dated as of March 15, 2005 among Airways, the Company, US Airways Group, Inc. and Wexford Capital LLC.

(All other items on this report are inapplicable.)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: September 08, 2005	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer